                                                                     EXHIBIT 4










                               CENTEX CORPORATION
                           DEFERRED COMPENSATION PLAN

                            EFFECTIVE JANUARY 1, 2000

                               CENTEX CORPORATION
                           DEFERRED COMPENSATION PLAN
                            EFFECTIVE JANUARY 1, 2000

                                TABLE OF CONTENTS


                                                                                                               Page

ARTICLE I         NATURE OF PLAN..................................................................................1

ARTICLE II        DEFINITIONS AND CONSTRUCTION....................................................................2
         2.1.     Definitions.....................................................................................2
         2.2.     Word Usage......................................................................................6

ARTICLE III       ELIGIBILITY TO PARTICIPATE......................................................................7
         3.1.     Date of Participation...........................................................................7
         3.2.     Resumption of Participation Following Re-employment.............................................7
         3.3.     Change in Employment Status.....................................................................7

ARTICLE IV        CONTRIBUTIONS...................................................................................8
         4.1.     Election by Participant to Defer Compensation...................................................8
         4.2.     Crediting of Amounts to a Participant's Account.................................................9
         4.3.     Employer Contributions..........................................................................9

ARTICLE V         PARTICIPANT ACCOUNTS...........................................................................10
         5.1.     Participant Accounts...........................................................................10
         5.2.     Accounting for Distributions...................................................................10

ARTICLE VI        INVESTMENT OF CONTRIBUTIONS....................................................................11
         6.1.     Manner of Investment...........................................................................11
         6.2.     Investment Decisions...........................................................................11

         6.3.     Adjustment for Investment Experience...........................................................11

ARTICLE VII       DISTRIBUTION OF BENEFITS.......................................................................12
         7.1.     Election for Distribution of Benefits..........................................................12
         7.2.     Time of Distribution...........................................................................13
         7.3.     Distributions  In the Event of the Participant's Death.........................................14
         7.4.     Withdrawal of Contributions....................................................................15
         7.5.     Withdrawals in the Event of an Unforeseen Hardship.............................................15
         7.6.     Notice to Trustee..............................................................................15

ARTICLE VIII      AMENDMENTS AND TERMINATION.....................................................................16
         8.1.     Amendment by Company...........................................................................16
         8.2.     Plan Termination...............................................................................16

ARTICLE IX        TRUST..........................................................................................17
         9.1.     Establishment of Trust.........................................................................17
         9.2.     Funding........................................................................................17

ARTICLE X         PLAN ADMINISTRATION............................................................................18
         10.1.    Powers and Responsibilities of the Administrative Committee....................................18
         10.2.    Establishment of the Administrative Committee..................................................18
         10.3.    Claims and Review Procedures...................................................................19

ARTICLE XI        MISCELLANEOUS..................................................................................21
         11.1.    Communication to Participants..................................................................21
         11.2.    Limitation of Rights...........................................................................21
         11.3.    Spendthrift Provision..........................................................................21
         11.4.    Spousal Claims.................................................................................21
         11.5.    Withholding....................................................................................21
         11.6.    Facility of Payment............................................................................21
         11.7.    Overpayment and Underpayment of Benefits.......................................................22
         11.8.    Governing Law..................................................................................22

                               CENTEX CORPORATION
                           DEFERRED COMPENSATION PLAN

                                   ARTICLE I.

                                 NATURE OF PLAN


     This Centex Corporation Deferred Compensation Plan (the "Plan") is adopted by Centex Corporation for the benefit of certain of its Employees, effective as of January 1, 2000. The purpose of the Plan is to provide supplemental retirement income and to permit Eligible Employees the option to defer receipt of Compensation, pursuant to the terms of the Plan. The Plan is intended to be an unfunded deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.





----------------------------
End of Article I

                                   ARTICLE II.

                          DEFINITIONS AND CONSTRUCTION

     2.1. DEFINITIONS. Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

         (a) "ACCOUNT" means an account established on the books of the Employer for the purpose of recording amounts credited on behalf of a Participant and any income, expenses, gains or losses included thereon.

         (b) "ADMINISTRATIVE COMMITTEE" means the Plan Administrative Committee as from time to time constituted.

         (c) "ANNUAL BONUS" means bonus payments made to a Participant.

         (d) "BASE SALARY" means the Participant's base compensation.

         (e) "BENEFICIARY" means the person or persons entitled under Section
7.3 to receive benefits under the Plan upon the death of a Participant.

         (f) "CENTEX CONSTRUCTION PRODUCTS" means Centex Construction Products, Inc., a Delaware corporation.

         (g) "CHANGE IN CONTROL" means the occurrence of any of the following:

                  (1) the dissolution or liquidation of the Company;

                  (2) a merger (other than a merger effecting a reincorporation of the Company in another state) or consolidation in which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the stockholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the stockholders of the Company and their proportionate interests therein immediately prior to the transaction);

                  (3) a transaction in which another corporation becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Company;

                  (4) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Company having fifty percent (50%) or more of the total number of votes that may be cast for the election of directors of the Company; or

                  (5) as a result of, or in connection with, a contested election for directors, the persons who were directors of the Company immediately before such election shall cease to constitute a majority of the Board.

         Notwithstanding the foregoing provisions of this Section 2.1(g), an event, transaction, or corporate action shall not constitute a Change in Control if persons who were the directors of the Company and persons who were the executive officers of the Company as of six months prior to such event immediately after such event constitute a majority of the directors and constitute a majority of executive officers, respectively, for, and own in the aggregate at least ten percent of the voting securities or equity interests of, the Company or the surviving or resulting corporation or the parent of such surviving or resulting corporation.

         (h) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         (i) "COMMISSIONS" means any earnings paid to the Participant based on sales or other goals.

         (j) "COMPANY" means Centex Corporation, a Nevada corporation, or any successor thereto which shall adopt this Plan.

         (k) "COMPENSATION" shall mean wages as defined in Section 3401(a) of the Code and all other payments of compensation paid to an Employee by the Employer (in the course of the Employer's trade or business), attributable to Base Salary, Annual Bonus, or Commissions, excluding reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, but including amounts that are otherwise excludable from the gross income of the Participant under a salary reduction agreement by reason of the application of Sections 125 or 402(a)(8) of the Code.

         (l) "DEFERRED COMPENSATION AGREEMENT" means an agreement pursuant to which an Eligible Employee elects to defer part of his Compensation and which specifies:

                  (1) that the Eligible Employee agrees to participate in this Plan in accordance with its provisions; and

                  (2) that this Plan is incorporated by reference and the Deferred Compensation Agreement shall be subject to this Plan in all respects.

         (m) "DISABILITY" means a disability which entitles a Participant to benefits under the Employer's long-term disability plan or which would entitle the Participant to benefits under such plan were the Participant an employee at the time of such disability.

         (n) "ELECTION PERIOD" means the period specified by the Administrative Committee at least once a year during which Eligible Employees may enter into or amend existing Deferred Compensation Agreements to apply for the next Plan Year. In addition, there shall be an Election Period (an "INITIAL ELECTION PERIOD") beginning on January 1, 2000, and ending on January 31, 2000. The Administrative Committee may also establish procedures for Initial Election Periods for Mid-Year Eligible Employees, each such Initial Election Period to begin on the Mid-Year Eligible Employee's first day of employment and extend for 30 days thereafter. A Deferred Compensation Agreement into which an Eligible Employee enters during an Initial Election Period shall be effective at the end of such Initial Election Period and shall apply with respect to Compensation earned after the end of the Initial Election Period. All elections made during an Election Period shall be subject to the provisions of this Plan.

         (o) "ELIGIBLE EMPLOYEE" means an Employee of the Employer who is determined by the Administrative Committee to be a member of a select group of management or highly compensated Employees and who is designated by the Administrative Committee as eligible to defer Compensation under the Plan during a Plan Year. "Eligible Employee" also includes any Employee who is hired during a Plan Year who the Administrative Committee designates, in its sole and absolute discretion, as first eligible to defer Compensation under the Plan during the Plan Year in which the Employee is hired; such Eligible Employee is referred to herein as a "MID-YEAR ELIGIBLE EMPLOYEE."

         (p) "EMPLOYEE" means any employee of the Employer.

         (q) "EMPLOYER" means the Company, any Related Employer, and Centex Construction Products.

         (r) "ENTRY DATE" means the first day of the Plan Year next following after the Employee both becomes an Eligible Employee and enters into a Deferred Compensation Agreement.

         (s) "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

         (t) "FORM OF DISTRIBUTION" means one of the distribution options set forth in Section 7.1(c).

         (u) "PARTICIPANT" means any Employee who participates in the Plan in accordance with Article III hereof.

         (v) "PLAN" means the Centex Corporation Deferred Compensation Plan as set forth herein and as may be amended from time to time.

         (w) "PLAN YEAR" means the 12-consecutive month period beginning January 1 and ending December 31.

         (x) "RELATED EMPLOYER" means any employer other than the Company named herein, if the Company and such other employer are members of a controlled group of corporations (as defined in Section 414(b) of the Code) or an affiliated service group (as defined in Section 414(m)), or are trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c)), or such other employer is required to be aggregated with the Company pursuant to regulations issued under Code Section 414(o). Related Employer shall also include any joint venture in which the Company is a partner, if the Company manages such joint venture.

         (y) "RETIREMENT" means the Participant's termination of employment from the Employer at any time after (i) the Participant has attained age 50 and (ii) the sum of his attained age and his Years of Service equal or exceed 60. Calculation of eligibility for Retirement shall be based on whole years of age and Years of Service on the date as of which the calculation is being made. Any partial years shall be disregarded.

         (z) "TRUST" means a trust fund established pursuant to the terms of the Plan.

         (aa) "TRUSTEE" means the corporation or individuals named in the agreement establishing a Trust and such successor and/or additional trustees as may be named in accordance with the Trust Agreement.

         (bb) "UNFORESEEABLE FINANCIAL EMERGENCY" means an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) sudden and unexpected illness or accident of the Participant, the Participant's spouse, or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Administrative Committee.

         (cc) "VALUATION DATE" means the last day of the Plan Year and such other date(s) as designated by the Company.

         (dd) "YEARS OF SERVICE" means the Participant's years of employment with an Employer. A Participant shall be credited with a Year of Service on each anniversary of the date on which he or she was first employed with an Employer, provided that the Participant continues to be employed by an Employer on such anniversary date.

     2.2. WORD USAGE. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural. The words "herein," "hereof," "hereinafter" and other conjunctive uses of the word "here" shall be construed as reference to another portion of this Plan document. The terms "Section" or "Article" when used as a cross-reference shall refer to other Sections or Articles contained in the Plan and not to another instrument, document or publication unless specifically stated otherwise.

                                  ARTICLE III.

                           ELIGIBILITY TO PARTICIPATE


     3.1. DATE OF PARTICIPATION. An Eligible Employee shall become a Participant in the Plan as of the first Entry Date following his designation as an Eligible Employee by the Administrative Committee, or, with respect to an Eligible Employee with respect to whom an Initial Election Period is provided, immediately following the Initial Election Period, provided he executes a Deferred Compensation Agreement during the applicable Election Period pursuant to Section 4.1. If the Eligible Employee does not execute a Deferred Compensation Agreement during such Election Period, then the Eligible Employee will become a Participant in the Plan as of the next Entry Date with respect to which he continues to be an Eligible Employee, provided he has executed a Deferred Compensation Agreement during the applicable Election Period. No Eligible Employee shall become a Participant prior to the Effective Date.

     3.2. RESUMPTION OF PARTICIPATION FOLLOWING RE-EMPLOYMENT. If a Participant ceases to be an Employee and thereafter returns to the employ of the Employer he will again become a Participant as of an Entry Date following his date of reemployment, provided he is an Eligible Employee and has executed a Deferred Compensation Agreement in accordance with Section 4.1.

     3.3. CHANGE IN EMPLOYMENT STATUS. If any Participant continues in the employ of the Employer or Related Employer but ceases to be an Eligible Employee, the individual shall continue to be a Participant until the entire amount of his benefit is distributed; provided, however, the individual shall not be entitled to execute a Deferred Compensation Agreement during the period that he is not an Eligible Employee.

                                   ARTICLE IV.

                                  CONTRIBUTIONS


     4.1. ELECTION BY PARTICIPANT TO DEFER COMPENSATION. An Eligible Employee may elect to defer the receipt of a portion of his Compensation, not to exceed 75%, by executing a Deferred Compensation Agreement. Such elections shall be made separately with respect to Base Salary, Annual Bonus, and Commissions, subject to the following:

                  (a) Base Salary: An Eligible Employee may elect either to defer a percentage of Base Salary or to specify a dollar amount to be deferred from each semi-monthly payment.

                  (b) Annual Bonus: An Eligible Employee may elect to defer a percentage of his Annual Bonus, to specify a dollar amount to be deferred from his Annual Bonus, or to defer all amounts in excess of a set dollar amount.

                  (c) Commissions: An Eligible Employee may elect to defer a percentage of Commissions paid during each pay period, to specify a dollar amount to be deferred from Commissions paid during each pay period, to defer all amounts in excess of a set dollar amount each pay period, or to defer all Commissions paid during the Plan Year after Commissions paid have reached a set dollar amount. In the event that an Eligible Employee elects a specific dollar amount to be deferred each pay period, then in the event that Commissions for that pay period do not exceed the set dollar amount, the Eligible Employee shall be deemed to have elected to defer 100% of such Commissions, and the set dollar amount for the next pay period shall not be adjusted to account for the difference between the Eligible Employee's Commissions paid and the set dollar deferral election.

Any election to defer a percentage of Compensation must be made in a whole number multiple of one (1) percent. The Administrative Committee may take such action as it determines, in its sole discretion, is necessary to ensure that a Participant's deferrals do not exceed 75% of Compensation.

The Deferred Compensation Agreement shall become effective on the Entry Date following the Election Period during which the agreement is executed, or with respect to an Eligible Employee who executes a Deferred Compensation Agreement during an Initial Election Period, immediately following the Initial Election Period. A Deferred Compensation Agreement is irrevocable and shall continue in effect throughout such Plan Year. A separate Deferred Compensation Agreement shall be required for each succeeding Plan Year for which the Employee continues as an Eligible Employee.

     4.2. CREDITING OF AMOUNTS TO A PARTICIPANT'S ACCOUNT. The Employer shall credit a Participant's Account with the amount of Compensation the Participant has elected to defer. Such amount shall be credited as soon as administratively practical following the date the Compensation deferred would otherwise have been paid to the Participant in the absence of the Participant's Deferred Compensation Agreement.

     4.3. EMPLOYER CONTRIBUTIONS. The Employer may, but shall not be required to, credit a Participant's Account with an amount determined in the sole and absolute discretion of the Employer. In crediting such amounts, the Employer may, but shall not be required to, take into consideration any contributions to which the Participant would be entitled under the Profit Sharing and Retirement Plan of Centex Corporation or the Profit Sharing and Retirement Plan of Centex Construction Products, Inc., as appropriate, but for the limitations under section 401(a)(17), 415 or other sections of the Code, or because of deferrals made by such Participant under this Plan.

                                   ARTICLE V.

                              PARTICIPANT ACCOUNTS


      5.1. PARTICIPANT ACCOUNTS. The Company will establish and maintain an Account for each Participant to which shall be credited or debited all contributions and any earnings, losses and expenses attributable to the Participant's Account. The Administrative Committee will establish and maintain such other accounts and records as it decides in its discretion to be reasonably required or appropriate in order to discharge its duties under the Plan. Participants will be furnished statements of their Account values at least once each Plan Year.

         Except as otherwise provided in Section 7.4, and subject to the distribution provisions and other requirements of this Plan, a Participant shall at all times have a fully vested and nonforfeitable right to the amounts credited to his Account.

     5.2. ACCOUNTING FOR DISTRIBUTIONS. As of any date of a distribution to a Participant or a Beneficiary hereunder, the distribution to the Participant or to the Participant's Beneficiary(ies) shall be charged to the Participant's Account.

                                   ARTICLE VI.

                           INVESTMENT OF CONTRIBUTIONS


     6.1. MANNER OF INVESTMENT. All amounts credited to the Accounts of Participants shall be valued as though invested and reinvested only in eligible investments as selected by the Company.

                  (a) All dividends, interest, gains and distributions of any nature earned in respect of an investment alternative in which the Account is treated as invested shall be credited to the Account in an amount equal to the net increase or decrease in the net asset value of each investment option since the preceding Valuation Date in accordance with the ratio that the portion of the Account of each Participant that is treated as invested in the designated investment option bears to the aggregate of all amounts treated as invested in the same investment option.

                  (b) Expenses attributable to the acquisition of investments shall be charged to the Account of the Participant for which such investment is made.

     6.2. INVESTMENT DECISIONS. Investments in which the Accounts of Participants shall be treated as invested and reinvested shall be directed by the Company. A Participant may provide direction to the Company with respect to the eligible investments selected by the Company with respect to which amounts in his Account shall be valued; provided, however, that such direction shall be advisory and shall not obligate the Company to provide that amounts shall be so invested.

     6.3. ADJUSTMENT FOR INVESTMENT EXPERIENCE. If any distribution under
Article VII is not made in a single payment, the amount remaining in the Account after the distribution will be subject to adjustment until distributed to reflect the income and gain or loss on the investments in which such amount is treated as invested and any expenses properly charged to such amounts.

                                  ARTICLE VII.

                            DISTRIBUTION OF BENEFITS


     7.1. ELECTION FOR DISTRIBUTION OF BENEFITS.

                  (a) A Participant shall elect the Form of Distribution to be made from the Participant's Account when such Participant first enters into a Deferred Compensation Agreement in the manner and form specified by the Administrative Committee. Such election shall remain in effect until a subsequent election regarding Form of Distribution becomes effective.

                  (b) An election of Form of Distribution may be revoked and a new election substituted therefor during any subsequent Election Period; provided, however, that such new election shall only be effective with respect to distributions during a Plan Year subsequent to the Plan Year during which the new election is made.

                  (c) Participants may elect to receive distribution of their Account from among the following Forms of Distribution, subject to
         Section 7.2:

                           (1) For a distribution following death, Disability,
                  or Retirement:

                                    (A) a lump sum in cash, or

                                    (B) a series of substantially equal annual
                           installments, in cash, over a period certain which does not exceed 15 years.

                           (2) For a distribution during employment: a lump sum
                  in cash of all or a portion of the Participant's Account. A Participant may elect a partial distribution either by setting a percentage of the Account to be distributed or by setting a dollar amount. If a Participant specifies a partial distribution by dollar amount, then in the event that the Participant's Account is less than that amount at the time of distribution, the Participant shall be deemed to have elected a full distribution of his Account.

                  (d) Notwithstanding anything herein to the contrary, if a Participant does not elect a Form of Distribution or if the Participant's Account does not exceed $100,000 at the time the Participant terminates employment, then his Account shall be distributed in a lump sum in cash, provided, however, that if a Participant has elected a Form of Distribution pursuant to this section, then the Administrative Committee may, in its sole and absolute discretion, choose to continue the deferral even if the Participant's Account does not exceed $100,000 and pay the Participant's Account pursuant to the Form of Distribution elected by the Participant, subject to the right of the Administrative Committee to revoke the deferral at any time.

    7.2. TIME OF DISTRIBUTION.

                  (a) A Participant's Account shall be distributed within 30 days of the Participant's termination of employment; provided, however, that such Participant's Account shall be distributed in accordance with the Participant's election pursuant to this Section 7.2. if (i) the Participant's Account balance exceeds $100,000 at the time the Participant terminates employment, or (ii) a Participant has made an election with respect to the timing of a distribution pursuant to this section, and the Administrative Committee, in its sole and absolute discretion, chooses to continue the deferral and pay the Participant's Account in accordance with the Participant's election, subject to the right of the Administrative Committee to revoke the deferral at any time.

                  (b) A Participant may elect to receive a distribution as follows:

                           (1) If the Participant elects a lump sum
                  distribution, he can elect that the distribution be made:

                                    (A) within 30 days following his death,
                           Disability, or Retirement, or

                                    (B) on or about January 31 of the year
                           following death, Disability or Retirement.

                           (2) If the Participant elects a distribution in
                  annual installments, the distribution will commence on or about January 31 of the year following death, Disability, or Retirement.

                           (3) If the Participant elects a lump sum distribution
                  during employment, he can elect that the distribution be made after a set number of years, provided that if the Participant terminates employment prior to such date, then the Participant's elections with respect to distribution following death, Disability, or Retirement, or the general provisions of this Section shall control the distribution of his Account.

         An election pursuant to this Section shall be made by the Participant when the Participant first enters into a Deferred Compensation Agreement in the manner and form specified by the

         Administrative Committee. Such election shall remain in effect until a subsequent election regarding the timing of distributions becomes effective.

                  (c) An election of timing of distribution may be revoked and a new election substituted therefor during any subsequent Election Period; provided, however, that such new election shall only be effective with respect to distributions during a Plan Year subsequent to the Plan Year during which the new election is made. Notwithstanding anything herein to the contrary, in the event a Participant elects to accelerate the timing of a distribution and receive all or any part of his Account as a distribution during employment in the next Plan Year, then such Participant shall be ineligible to elect to defer compensation under the Plan during the Plan Year subsequent to the Plan Year during which the new election is made.

                  (d) Notwithstanding a Participant's election regarding timing of a distribution, in the event that a Participant terminates employment other than due to death, Disability, or Retirement, the Participant's Account shall be distributed in a lump sum within 60 days, provided, however, that the Administrative Committee may, in its sole and absolute discretion, choose to continue the deferral until the Participant's Account would otherwise be payable under this section, subject to the right of the Administrative Committee to revoke the deferral at any time.

                  (e) In no event will distribution to a Participant be made later than the date specified by the Participant in his election to defer Compensation.

     7.3. DISTRIBUTIONS IN THE EVENT OF THE PARTICIPANT'S DEATH. If a Participant dies before the distribution of his Account has commenced, or before such distribution has been completed, his designated Beneficiary or Beneficiaries will be entitled to receive the balance or remaining balance of his Account, plus any amounts thereafter credited to his Account.

         If a Participant is married, his Beneficiary is his spouse at the time of his death. A Participant may designate a Beneficiary or Beneficiaries other than his spouse, provided that spouse either consents to such designation or the Participant establishes to the satisfaction of the Administrative Committee that the spouse's consent cannot be obtained because the spouse cannot be located. Spousal consent must be in writing, must acknowledge the effect of the designation, and must be witnessed by a Plan representative or a notary public. Any consent by a spouse (or the establishment that a spouse cannot be located) shall be valid only with respect to that spouse. The designation of a nonspousal Beneficiary or a change in any prior designation of Beneficiary or Beneficiaries shall be made by giving notice to the Administrative Committee on a form designated by the Administrative Committee.

         If a Participant is not married, he or she may designate a Beneficiary or Beneficiaries or change any prior designation of Beneficiary or Beneficiaries by giving notice to the Administrative Committee on a form designated by the Administrative Committee.

         If more than one person is designated as the Beneficiary, their respective interests shall be as indicated on the designation form. Distributions shall be made in lump sum payments in cash as soon as administratively practicable following the Administrative Committee's receipt of notice of the Participant's death.

         A copy of the death notice or other sufficient documentation must be filed with and approved by the Administrative Committee. If upon the death of the Participant there is, in the opinion of the Administrative, no designated Beneficiary for part or all of the Participant's Account, such amount will be paid to his surviving spouse or, if none, to his estate (such spouse or estate shall be deemed to be the Beneficiary for purposes of the Plan). If a Beneficiary dies after benefits to such Beneficiary have commenced, but before they have been completed, and, in the opinion of the Administrative Committee, no person has been designated to receive such remaining benefits, then such benefits shall be paid to the deceased Beneficiary's estate.

     7.4. WITHDRAWAL OF CONTRIBUTIONS. During a Plan Year, a Participant may withdraw funds credited to the Participant's account not to exceed 100% of such Participant's balance on December 31 of the preceding Plan Year. A Participant who makes such an election shall forfeit 10% of the amount withdrawn and the Participant's Account shall be adjusted to reflect such forfeiture. The Participant shall not be eligible to make any deferrals under the Plan for the twelve months following such withdrawal. Withdrawals shall be made as soon as practicable after the Administrative Committee receives such a request for a withdrawal of funds.

     7.5. WITHDRAWALS IN THE EVENT OF AN UNFORESEEN HARDSHIP. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Administrative Committee to (i) suspend deferrals otherwise required under a Deferred Compensation Agreement, and/or (ii) receive a partial or full distribution of his Account. A payout under this section shall not exceed the lesser of the balance in the Participant's Account or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. Approval of such a request shall be made by the Administrative Committee in its sole discretion.

     7.6. NOTICE TO TRUSTEE. The Administrative Committee will notify the Trustee, if applicable, in writing whenever any Participant or Beneficiary is entitled to receive benefits under the Plan. The Administrative Committee's notice shall indicate the form, amount and frequency of benefits that such Participant or Beneficiary shall receive.

                                  ARTICLE VIII.

                           AMENDMENTS AND TERMINATION


     8.1. AMENDMENT BY COMPANY. The Company reserves the authority to amend the Plan at any time and in any manner, except that no amendment shall apply retroactively to alter or change the rights of Participants or their Beneficiaries with respect to past deferrals, nor shall any such amendment divest any Participant of any deferral made prior to the amendment. Amendments may be made as necessary or appropriate to enable the Plan to satisfy the applicable requirements of the Code or ERISA or to conform the Plan to any change in federal law or to any regulations or ruling thereunder.

     8.2. PLAN TERMINATION. The Company has adopted the Plan with the intention and expectation that contributions will be continued indefinitely. However, the Company has no obligation or liability whatsoever to maintain the Plan for any length of time and may discontinue contributions under the Plan or terminate the Plan at any time. In the event of such discontinuance, Accounts of Participants maintained under the Plan at the time of termination shall continue to be governed by the terms of the Plan until paid out in accordance with the terms of the Plan; provided, however, that the Company reserves the right to distribute to each Participant the full value of the Participant's Account at any time or times.

                                   ARTICLE IX.

                                      TRUST


     9.1. ESTABLISHMENT OF TRUST. Benefits hereunder shall constitute an unfunded, general obligation of the Company. The Company may, but shall not be required to, establish a Trust between the Company and the Trustee, in accordance with the terms and conditions as set forth in a separate agreement, under which assets are held, administered and managed, subject to the claims of the Company's creditors in the event of the Company's insolvency, until paid to Participants and their Beneficiaries as specified in the Plan. Any such Trust shall be treated as a grantor trust under the Code, and the establishment of any such Trust is not intended to cause Participants to realize current income on amounts contributed thereto. If a Trust is established under this Section 9.1, then benefits may be paid by the Company or from the Trust.

         Notwithstanding anything herein to the contrary, in the event of a Change in Control, the Company shall be obligated to establish a Trust in accordance with the provisions of this Section 9.1, if the Company has not already done so, and to transfer to the trustee of such Trust an amount as necessary so that the assets of the Trust equal the combined account balances of Participants and Beneficiaries under the Plan. Such transfer shall be made not later than thirty (30) days after the date of such Change in Control.

     9.2. FUNDING. Notwithstanding the ability or obligation, as applicable, of the Company to establish a Trust under this Article IX, or to take other action to create reserves or funds, benefits under this Plan shall constitute an unfunded and unsecured promise to pay benefits. A Participant and his Beneficiary(ies) shall be general creditors of the Employers with respect to the payment of any benefit under this Plan.

                                   ARTICLE X.

                              PLAN ADMINISTRATION


     10.1. POWERS AND RESPONSIBILITIES OF THE ADMINISTRATIVE COMMITTEE. The Administrative Committee has the full power and discretion and the full responsibility to interpret the Plan and to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Administrative Committee's powers and responsibilities include, but are not limited to, the following:

                  (a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

                  (b) To interpret the Plan, its interpretation thereof in good faith and discretion to be final and conclusive on all persons claiming benefits under the Plan;

                  (c) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

                  (d) To administer the claims and review procedures specified in Section 10.3;

                  (e) To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

                  (f) To determine the person or persons to whom such benefits will be paid;

                  (g) To authorize the payment of benefits;

                  (h) To comply with the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA;

                  (i) To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;

                  (j) By written instrument, to allocate and delegate its responsibilities, including the formation of any other committees as appropriate to the administration of the Plan.

     10.2. ESTABLISHMENT OF THE ADMINISTRATIVE COMMITTEE. The Administrative Committee shall be a committee of one or more members appointed by the Board of Directors or an appropriate committee thereof. Action of such Administrative Committee shall be by a majority of the persons so appointed; provided, however, that action may be taken by the Administrative Committee at a meeting or without a meeting by resolution or memorandum signed by all the persons then appointed to the Administrative Committee. No member of the Administrative Committee shall be entitled to vote or decide upon any matter pertaining to himself individually, but such matter shall be determined by the remaining member of the Administrative Committee or by a majority of the remaining members of the Committee.

         The members of the Administrative Committee and employees, officer and directors of the Company who are designated as administrators with respect to this Plan shall serve without compensation for their services as such, but all reasonable expenses of the Administrative Committee, the members thereof and of such other individuals incurred in the performance of their duties and responsibilities under this Plan shall be paid by the Company.

     10.3. CLAIMS AND REVIEW PROCEDURES.

                  (a) Claims Procedure. If any person believes he is entitled to any rights or benefits under the Plan, such person may file a claim in writing with the Administrative Committee. If any such claim is wholly or partially denied, the Administrative Committee will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Administrative Committee (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

                  (b) Review Procedure. Within 60 days after the date on which a person receives a notice of denial (or within 60 days after the date on which such denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Administrative Committee for a review of his denied claim; (ii) review pertinent documents; and (iii) submit issues and comments in writing. The decision on review will be made within 60 days after the request for review is received by the Administrative Committee (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrative Committee to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). The decision on review shall be in writing and shall include the specific reasons for the decision, written in a manner calculated to be understood by the person receiving such notice, as well as specific references to the pertinent plan provisions on which the decision is based. If the decision on review is not made within such period, the claim will be considered denied.

                                   ARTICLE XI.

                                  MISCELLANEOUS

     11.1. COMMUNICATION TO PARTICIPANTS. The Administrative Committee shall communicate the terms of the Plan to each Eligible Employee as soon as practicable after such Employee is designated as an Eligible Employee.

     11.2. LIMITATION OF RIGHTS. Neither the establishment of the Plan and, if applicable, the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Employer, Administrative Committee or Trustee, except as provided herein. The Plan is not an employment contract, and in no event will the terms of employment or service of any Participant be modified or in any way affected hereby.

     11.3. SPENDTHRIFT PROVISION. Except as otherwise provided in Section 11.4, the benefits provided hereunder will not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, either voluntarily or involuntarily, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law.

     11.4. SPOUSAL CLAIMS. Any claim against benefits under this Plan for child support, spousal maintenance, alimony, property division or other matrimonial or dependent obligations shall be treated hereunder in the same manner as would a claim for corresponding benefits under the Profit Sharing and Retirement Plan of Centex Corporation (the "Profit Sharing Plan"). Such a claim under this Plan shall be subject to all claims procedures, plan provisions and restrictions of the Profit Sharing Plan, provided that such provisions shall be administered under this Plan by the Administrative Committee with respect to benefits provided hereunder; the Administrative Committee may for such purposes delegate its administrative powers to the claims administrator of the Profit Sharing Plan or as the Administrative Committee otherwise deems appropriate.

     11.5. WITHHOLDING. Any taxes required to be withheld from distributions hereunder shall be deducted and withheld by the Employer, benefit provider or funding agent.

     11.6. FACILITY OF PAYMENT. In the event the Administrative Committee determines, on the basis of medical reports or other evidence satisfactory to the Administrative Committee, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrative Committee may, but is not obligated to, provide for disbursement of such payments to a such person's spouse or to any person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by any such person or institution of any such payments therefore, and any such payment to the extent thereof, shall discharge the liability of the Plan for the payment of benefits hereunder to such recipient.

     11.7. OVERPAYMENT AND UNDERPAYMENT OF BENEFITS. The Administrative Committee may adopt, in its sole discretion, whatever rules, procedures and accounting practices are appropriate in providing for the collection of any overpayment of benefits. If an overpayment is made to a Participant, spouse, other Beneficiary or alternate payee, for whatever reason, the Administrative Committee may, in its sole discretion, withhold payment of any further benefits under the Plan until the overpayment has been collected or may require repayment of benefits paid under this Plan, without regard to further benefits to which the person may be entitled. If a Participant, spouse, alternate payee, or other Beneficiary receives an underpayment of benefits, the Administrative Committee shall direct that immediate payment be made to make up for the underpayment.

     11.8. GOVERNING LAW. The Plan will be construed, administered and enforced according to ERISA, and to the extent not preempted thereby, the laws of the State of Texas.


         IN WITNESS WHEREOF, the Company by its duly authorized officer(s), has caused this Plan to be adopted on 31st day of January, 2000.



                                                CENTEX CORPORATION



                                                By: /s/ Michael S. Albright
                                                   --------------------------
                                                Its: Senior Vice President -
                                                     Administration